Exhibit 99.1

P.O. Box 1461 Minneapolis, MN 55440

April 13, 2011

Dear Bill:

This letter agreement establishes the terms and conditions of your Transition Agreement and Release (“Agreement”). The purpose of this Agreement is to document your transition from Chief Executive Officer to Chairman and what you will receive in exchange for your acceptance of this Agreement. The Valspar Corporation has agreed to provide you with certain payments and benefits, which are set forth below, some of which you would not be otherwise entitled in consideration for your signing this Agreement and the attached Updated Release of Claims in the applicable time periods.

Effective Dates

You are retiring as (1) an Officer of The Valspar Corporation and its subsidiaries (“Valspar”), effective June 1, 2011, the date Gary Hendrickson will assume the duties as Chief Executive Officer (“CEO”) (the “Transition Date”), (2) an employee of Valspar, effective October 31, 2011 (the “Retirement Date”), (3) Chair of the Board of Directors and a Valspar director, effective upon the earlier of the Board’s election of a new Chair or a date that is mutually agreed.

Transition Services

During the period beginning on the Transition Date and ending on the Retirement Date, your employment duties will be those solely as Chair of the Board of Directors, and you will work with Gary, the Board, shareholders, employees, customers, and appropriate industry leaders and groups to facilitate an effective transition of the leadership of Valspar to Gary. During this period it is expected that your level of service to Valspar will not exceed the minimum service guidelines to qualify under Treas. Reg. §1.409A-1(h)(1)(ii).

Compensation and Other Payments

In compensation for these duties and in consideration for your signing this Agreement, Valspar will pay and provide the following:

•	Continue to pay your base salary, currently $950,000 annually, in equal installments at regular payroll intervals through the Retirement Date.
•	Pay the incentives that Valspar would otherwise pay you under the Key Employee Annual Bonus Plan for fiscal year 2011, including:
	o	Earned annual cash bonus
	o	Earned restricted award value, to be paid in cash in lieu of restricted stock and restricted stock units

Actual payouts determined based on corporate performance measures (net income growth, net revenue growth and growth in pre-tax return on capital).  Lump sum cash payments to be made no later than December 31, 2011.

•

Continue your active participation in Valspar employee benefit plans, policies, practices and programs through the Retirement Date for which you are eligible in accordance with their respective terms, at Valspar’s cost, subject to regular employee contributions required under the plans and programs you have elected.

•

Continue your participation in the Executive Physical program for calendar year 2011, and continue your participation in the Executive Financial Planning program (tax preparation and planning) through calendar year 2012, for the preparation of your 2011 tax return.

•	Pay you for all unused vacation in your last regular paycheck following your Retirement Date.

The payments of compensation described above shall be subject to appropriate deductions and withholding.

Stock Options

You will not be eligible for any future stock option grants. You will become 100% vested in options granted in 2008, 2009 and 2010 under the 2001 Stock Option Plan and the 2009 Omnibus Equity Plan effective as of your Retirement Date, in addition to any vesting that will occur prior to that date under the terms of the options. Options granted prior to 2008 are fully vested.

The terms of the option grants before 2007 provide an opportunity to exercise for up to three years after your Retirement Date (not to exceed the original expiration date), or for option grants after 2006, the original expiration date.

Restricted Stock Grants

Your restricted shares will be 100% vested effective upon your Retirement Date, as consideration for your signing this Agreement. The value of the shares at the time of vesting will be taxed as ordinary income as of that date, and subject to appropriate tax withholding.

Benefit Continuation

Your medical, dental and life insurance coverage under Valspar’s active employee programs will terminate on your Retirement Date. However, you will be eligible to continue medical coverage for your lifetime and for your current spouse’s lifetime according to the terms and conditions of the Valspar Officer Retiree Medical Plan. Vince Opat can provide additional details regarding this Plan.

Dental and life insurance can be continued at a cost to you equal to 102% of the full cost of coverage. You will be eligible to continue these coverages for eighteen months following your Retirement Date.  You will receive additional COBRA election forms in a separate letter. If Valspar changes its group insurance plan(s) in the future, your coverage will be under the new plan(s). Valspar reserves the right to change or terminate its medical, dental and/or life insurance plans.

Disability Benefits

Disability coverage will terminate on your Retirement Date.

Supplemental Executive Retirement Plan

You will be entitled to a lump sum cash payment of the benefits due under the terms of your Supplemental Executive Retirement Plan (“SERP”), as modified in this Agreement, as follows:

•

The Transition Date will be the “separation from service” date as defined in the SERP, and you will be entitled to payment of the SERP benefit on or after December 2, 2011; Valspar will pay the SERP benefit no later than December 31, 2011;

•

The determination of your “average monthly compensation” under the SERP is hereby modified to include your compensation to be earned and paid for fiscal year 2011 (including the cash bonus payable with respect to that fiscal year);

•	The interest rate used to determine the “actuarial equivalent” value of the SERP benefit will be calculated based on the rate in effect for the 30-day period ending May 2, 2011; and
•	No benefit described in Section 4.4(b) of the SERP (the “lost ERISA benefit”) will be due and payable and no offset will be made pursuant to Section 4.4(b) for any part of calendar year 2011.

The payment of the SERP benefit will be subject to appropriate deductions and withholding.

Restriction on Employment

In further consideration of the payments and benefits described in this Agreement:
•

You agree that for the period ending on the third anniversary of your resignation as a Director of Valspar (the “Restricted Period”), you will not, directly or indirectly, render services (including but not limited to consulting or research) to any person or business organization that is engaged in the design, development, assembly, manufacture, marketing or sale of a Competitive Product.

•

You agree that during the Restricted Period you will not, directly or indirectly, plan, organize or engage in any business involving the design, development, manufacture, marketing or sale of any Competitive Product, conspire with others to do so, or interfere with Valspar’s relationships with any customer, vendor, employee, or agent.

•	You agree that during the Restricted Period you will not, directly or indirectly, solicit or employ any Valspar employee.

Definitions

For purposes of this Agreement, the following definitions shall apply:
•

“Confidential Information” means information not generally known, including trade secrets, about Valspar’s methods, processes, and products, including but not limited to, information relating to such matters as research and development, manufacturing methods, processes, techniques, formulas, chemical composition of materials, applications for particular technologies, materials or designs, vendor names, customer lists, management systems, and sales and marketing plans. All information disclosed to or created by you, or to which you have or had access during your employment, which you have a reasonable basis to believe is Confidential Information or which is treated by Valspar as Confidential Information, shall be presumed to be Confidential Information.

•

“Valspar Product” means any product, process or service (including any component thereof or research to develop information useful in connection with a product or service) that, during your employment or directorship with Valspar, was being designed, developed, assembled, manufactured, marketed or sold by Valspar, or with respect to which Valspar had acquired Confidential Information which it intends to use in the design, development, manufacture, assembly, marketing or sale of a product or service.

•

“Competitive Product” means any product, process or service (including any component thereof or research to develop information useful in connection with a product or service) that is being designed, developed, assembled, manufactured, marketed or sold by anyone other than Valspar and which is of the same general type, performs similar functions, competes with or is used for the same purposes as a Valspar Product.

Confidential Information

You understand and acknowledge that as a Valspar employee and director you had access to Confidential Information. As an example, in the course of your employment you worked with or had knowledge of information concerning inventions, improvements, formulas, techniques, customer lists, marketing plans, price lists, trade secrets, and processes developed, made, used or sold by Valspar, and other information relating to Valspar’s products or operations. You understand that all of this information belongs exclusively to Valspar and you agree not to use or share this information with any other person, or entity, except with Valspar’s written consent.

Rescission/Revocation/Consideration Period

By signing this Agreement, you acknowledge and agree that Valspar informed you that (1) you have the right to consult with an attorney of your choice prior to signing this Agreement, and (2) you are entitled to twenty-one (21) calendar days from the receipt of this Agreement to consider whether the terms are acceptable to you. Valspar encourages you to use the full 21-day period to consider this Agreement but you have the right, if you choose, to sign this Agreement period prior to the expiration of the twenty-one (21) day period. Changes to this Agreement, whether material or immaterial, will not restart this 21-day consideration period. For purposes of the Updated Release of Claims, the applicable time periods will be determined from your Retirement Date.

You may revoke (i.e., rescind) (1) your release of claims under the Age Discrimination in Employment Act of 1967 for any reason within seven (7) calendar days after signing this Agreement and/or (2) your release of claims under the Minnesota Human Rights Act for any reason within fifteen (15) calendar days after signing this Agreement. The two rescission period shall run concurrently. If you revoke one or both such releases, Valspar shall have no further obligation under this Agreement and you shall immediately repay Valspar for the benefits and payments made or provided pursuant to this Agreement that you would not otherwise have been entitled to receive.

To revoke such release, you must notify Valspar in writing and hand deliver or mail the notice to Anthony Blaine within the applicable 7-day or 15-day period. If you send the notice of revocation by mail, it must be: 1) postmarked within the 7-day period; 2) properly addressed to The Valspar Corporation, Attention: Anthony Blaine, P.O. Box 1461, Minneapolis, MN 55440; and 3) sent by certified mail, return receipt requested.

Release of Claims

Because of the additional consideration described above, you hereby unconditionally release and discharge Valspar, and all its affiliates, predecessors, successors, subsidiaries, employees, officers, directors, agents, insurers, representatives, counsel, shareholders, and all other persons, entities and corporations affiliated or related with any of them (referred to as "the Released Parties") from all liability for damages or claims or demands, whether known or unknown, of any kind, including but not limited to all claims for costs, expenses and attorney’s fees arising out of any acts, decisions, or omissions occurring prior to your execution of this Agreement, including, but not limited to, your change in status. You will not make a claim in any court based upon any act of, or failure to act by the Released Parties during the time you worked for the Released Parties. Some examples of the released claims are:

•

Discrimination or violation of civil rights (including but not limited to any claims arising under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Minnesota Human Rights Act, and any applicable state anti-discrimination or human rights statutes), arising under local, state or federal laws, or any other claim for retaliation, discrimination, or harassment based on sex, race, color, religion, age, national origin or ancestry, disability, or other protected class status.

•

Employment termination based on breach of contract, infliction of emotional distress, lack of good faith, violation of public policy, invasion of privacy, defamation or other tortuous conduct, or any other local, state or federal statute or common law claims.

•

Any claims you may have for wages, bonuses, commissions, penalties, deferred compensation, stock, stock options, vacation pay, and/or benefits, negligence, emotional distress, improper discharge (based on contract, common law, or statute, including any federal, state or local statute or ordinance prohibiting discrimination or retaliation in employment), any claims arising under the Worker Adjustment and Retraining Notification Act, and any state or local plant closing and/or mass layoff statute or ordinance, or claims arising under any other federal or state constitutions or statute, including but not limited to the Employee Retirement Income Security Act of 1974, the Sarbanes-Oxley Act, and the Family and Medical Leave Act; and

•	Any assertion that the Released Parties cannot cease the employment relationship.

You understand and agree that the above list contains examples only and does not contain all claims that you are releasing. By signing this Agreement, you are releasing all claims against the Released Parties. You also represent that you have not filed any claims against the Released Parties and, to the full extent permitted by law, will not do so at any time after signing this Agreement or the Updated Release of Claims.

You further agree that, to the full extent permitted by law, you will not institute any claim for damages, by charge, complaint or otherwise, nor otherwise authorize any other party, governmental or otherwise, to institute any claim for damages via administrative or legal proceedings against the Released Parties. If you previously filed, file, or have filed on your behalf, a charge, complaint, or action, you agree that the benefits described in this Agreement are in complete satisfaction of any and all claims in connection with such charge, complaint, or action and you waive the right to money damages or other legal or equitable relief awarded by any governmental agency or other entity related to any such claim.

Valspar agrees to release any and all claims it or any of the Released Parties (in their capacity as a Released Party only) has as of the date of this Agreement and as of the date of the Updated Release of Claims against you, other than any claims arising out of any criminal charge brought against you in connection with your services to Valspar, any claim for recovery arising under Valspar’s indemnification of Officers and Directors or any recovery required under state or federal laws.

Cooperation

At Valspar’s request, you will cooperate with Valspar in any pending or future claims or lawsuits involving Valspar where you have knowledge of the underlying facts. In addition, for a period of five years from the Retirement Date, you will not voluntarily aid, assist, or cooperate with any claimants or plaintiffs or their attorneys or agents in any claims or lawsuits commenced in the future against Valspar; provided, however, that nothing in this Agreement will be construed to prevent you from testifying truthfully and completely at an administrative hearing, a deposition, or in court in response to a lawful subpoena or as otherwise required by law, in any litigation or proceeding involving Valspar.

Miscellaneous

i.                     Other Payments or Benefits. You agree that you are not eligible for any other payments or benefits except for those expressly described in this Agreement, provided that you sign and return this Agreement and the Updated Release of Claims within the specified time periods, and do not revoke this Agreement or any part, including required Updated Release of Claims.

ii.                    References. Should anyone contact Valspar’s human resources department for references on you, Valspar will only verify employment dates, job title, and rate of compensation.

iii.                  Non-Disparagement. You agree not to make disparaging or defamatory remarks about Valspar or any of its Officers.

iv.                  Non-Admission. It is expressly understood that this Agreement does not constitute, nor shall it be construed as an admission by Valspar or you of any liability or unlawful conduct whatsoever. Valspar and you specifically deny any liability or unlawful conduct.

v.                   Successors and Assigns. This Agreement is personal to you and may not be assigned by you without the written agreement of Valspar. The rights and obligations of this Agreement shall inure to the successors and assigns of Valspar.

vi.                  Enforceability. If a court finds any term of this Agreement to be invalid, unenforceable, or void, the parties agree that the court shall modify such term to make it enforceable to the maximum extent possible. If the term cannot be modified, the parties agree that the term shall be severed and all other terms of this Agreement shall remain in effect.

vii.                Governing Law/Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota. The parties agree that any action relating to this Agreement shall be instituted and prosecuted in Hennepin County, Minnesota, in either state court (Hennepin County District Court) or federal court (United States District Court for the District of Minnesota). You and Valspar hereby consent to submit to the personal jurisdiction of such courts and agree not to bring any action relating to this Agreement or your employment and/or termination in any court other than Hennepin County District Court or United States District Court for the District of Minnesota.

viii.               Entire Agreement. This Agreement (which includes the Updated Release of Claims) contains the sole offer and full agreement between you and Valspar relating to your employment with Valspar after the Transition Date and the termination of such employment and may not be modified, altered, or changed in any way except by written agreement signed by both parties. The parties agree that this Agreement supersedes and terminates any and all other written and oral agreements and understandings between the parties, including, but not limited to any such agreements and/or understandings concerning termination or separation benefits you may have been eligible for or entitled to from Valspar.

ix.                  Acknowledgment of Reading and Understanding. By signing this Agreement, you acknowledge that you have read this Agreement, including the Updated Release of Claims, and understand that the release(s) of claims is a full and final release of all claims you may have against Valspar and the other entities and individuals covered by the release. By signing, you also acknowledge and agree that you have entered into this Agreement knowingly and voluntarily.

If you have any questions, please call me.

Sincerely,

THE VALSPAR CORPORATION

By	/s/Jeffrey H. Curler
Jeffrey H. Curler Director

I have read the above Transition Agreement and Release, and after consultation with my attorney, understand and agree to its contents. I am signing this Agreement knowingly, voluntarily and without reliance upon any statements made by Valspar employees or attorneys.

/s/William L. Mansfield	April 13, 2011
Signature	Date

William L. Mansfield
Print Name

/s/Anthony L. Blaine	April 13, 2011
Witness Signature (Notary or Valspar employee)	Date

Anthony L. Blaine
Print Name

Return the signed original copy to: Anthony Blaine, The Valspar Corporation, P.O. Box 1461, Minneapolis, MN, 55440.

Updated Release of Claims

This Updated Release of Claims is entered into by and between William L. Mansfield (“you”) and The Valspar Corporation. By your signature below, you agree to the following terms and conditions:

1.                   Termination.  You agree and acknowledge that your employment and officership with The Valspar Corporation and its subsidiaries (“Valspar”) have terminated. You agree that you are not eligible for any other payments or benefits except for those expressly described in the Transition Agreement and Release previously signed by you and Valspar (“Transition Agreement”).

2.                   Consideration.  As described in the Transition Agreement, Valspar has and will provide to you, and you hereby acknowledge that you have received certain payments and benefits in anticipation of, and expressly conditioned upon, your signing (after your Retirement Date, but no later than 30 days following such date) and not revoking this Updated Release of Claims.

3.                   Release of Claims.  Because of the payment, benefits and the other consideration provided to you under the Transition Agreement, you hereby unconditionally release, agree not to sue, and discharge Valspar, and all of its affiliates, predecessors, successors, parents, subsidiaries, employees, officers, directors, agents, insurers, representatives, counsel, shareholders, and all other persons, entities and corporations affiliated or related with any of them (referred to individually and collectively in this Updated Release of Claims section as “the Released Parties”) from all liability for damages or claims or demands, whether known or unknown, of any kind, including but not limited to all claims for costs, expenses and attorney’s fees arising out of any acts, decisions, or omissions occurring prior to your execution of this Updated Release of Claims, including, but not limited to, your termination from employment with Valspar. You will not make a claim in any court based upon any act of, or failure to act by, the Released Parties during the time you worked for the Released Parties. Some examples of the released claims are:

a)

Discrimination or violation of civil rights (including but not limited to any claims arising under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Minnesota Human Rights Act, and any applicable state anti-discrimination or human rights statutes), arising under local, state or federal laws, or any other claim for retaliation, discrimination, or harassment based on sex, race, color, religion, age, national origin or ancestry, disability, or other protected class status.

b)

Employment termination based on breach of contract, infliction of emotional distress, lack of good faith, violation of public policy, invasion of privacy, defamation or other tortious conduct, or any other state or federal statute or common law claims.

c)

Any claims you may have for wages, bonuses, commissions, penalties, deferred compensation, stock, stock options, vacation pay, separation payments and/or benefits, negligence, emotional distress, improper discharge (based on contract, common law, or statute, including any federal, state or local statute or ordinance prohibiting discrimination or retaliation in employment), any claims arising under the Worker Adjustment and Retraining Notification Act, and any state or local plant closing and/or mass layoff statute or ordinance, or claims arising under any other federal or state constitutions or statute, including but not limited to the Employee Retirement Income Security Act of 1974, the Sarbanes-Oxley Act, and the Family and Medical Leave Act.

d)

Any assertion that the Released Parties cannot cease the employment relationship.

You understand and agree that the above list contains examples only and does not contain all claims that you are releasing. By signing this Updated Release of Claims, you are releasing all claims against the Released Parties. You also represent that you have not filed any claims against the Released Parties and, to the full extent permitted by law, will not do so at any time after signing this Updated Release of Claims.

You further agree that, to the full extent permitted by law, you will not institute any claim for damages, by charge, complaint, or otherwise, nor otherwise authorize any other party, governmental or otherwise, to institute any claim including via administrative or legal proceedings against the Released Parties. If you previously filed, file, or have filed on your behalf, a charge, complaint, or action, you agree that the payments and benefits described in the Transition Agreement are in complete satisfaction of any and all claims in connection with such charge, complaint, or action and you waive the right to money damages or other legal or equitable relief from such charge, complaint, or action.

Valspar agrees to release any and all claim it or any of the Released Parties (in their capacity as a Released Party only) has as of the date of this Agreement and as of the date of the Updated Release of Claims against you, other than any claims arising out of any criminal charge brought against you in connection with your services to Valspar, any claim for recovery arising under Valspar’s indemnification of Officers and Directors or any recovery required under state or federal laws.

4.                   Rescission/Revocation/Consideration Period.  By signing this Updated Release of Claims, you acknowledge and agree that Valspar informed you that (1) you have the right to consult with an attorney of your choice prior to signing this Updated Release of Claims, and (2) you are entitled to twenty-one (21) calendar days from the receipt of this Release to consider whether the terms are acceptable to you. Valspar encourages you to use the full 21-day period to consider this Release but you have the right, if you choose, to sign this Release prior to the expiration of the twenty-one (21) day period.

You may revoke (i.e., rescind) (1) your Updated Release of Claims under the Age Discrimination in Employment Act of 1967 within seven calendar (7) days after signing this Updated Release of Claims and/or (2) your Updated Release of Claims under the Minnesota Human Rights Act within fifteen (15) calendar days of your signing this Updated Release of Claims. The two rescission periods shall run concurrently. If you revoke one or both updated releases, Valspar shall have no further obligation under this Updated Release of Claims and you agree that you shall immediately repay Valspar for the full amount of those benefits and payments provided or made pursuant to the Transition Agreement.

To revoke one or both of the updated releases, you must notify Valspar in writing and hand deliver or mail the notice to Anthony Blaine within the applicable 7- or 15-day rescission period. If you send the notice of revocation by mail, it must be: 1) postmarked within the required period; 2) properly addressed to The Valspar Corporation, Attention: Anthony Blaine, P.O. Box 1461 Minneapolis, Minnesota 55440; and 3) sent by certified mail, return receipt requested.

5.                   Incorporation.  This Updated Release of Claims hereby incorporates by reference the terms of the Transition Agreement previously signed by the parties. This Updated Release of Claims (including the Transition Agreement incorporated herein by reference) contains the sole offer and full agreement between you and Valspar relating to your employment with Valspar and the termination of such employment and may not be modified, altered, or changed in any way except by written agreement signed by both parties. The parties agree that this Updated Release of Claims supersedes and terminates any and all other written and oral agreements and understandings between the parties, including, but not limited to any such agreements and/or understandings concerning termination and/or separation/severance payments and/or benefits you may have been eligible for or entitled to from Valspar (including but not limited to the Change of Control Agreement), except this Updated Release of Claims supplements and does not supersede the Transition Agreement.

6.                   Acknowledgment of Reading and Understanding.  By signing this Updated Release of Claims, you acknowledge that you have read this Updated Release of Claims and understand that the release of claims is a full and final release of all claims you may have against Valspar and the other entities and individuals covered by the release. By signing, you also acknowledge and agree that you have entered into this Updated Release of Claims knowingly and voluntarily.

[Signatures on next page]

I have read the above Updated Release of Claims, and after consultation with my attorney, understand and agree to its contents. I am signing this Agreement knowingly, voluntarily and without reliance upon any statements made by Valspar employees or attorneys.

Signature	Date

Print Name

Witness Signature (Notary or Valspar employee)	Date

Print Name

THE VALSPAR CORPORATION

By
Anthony L. Blaine Senior Vice President

Return the signed original copy to:  Anthony Blaine, The Valspar Corporation, P.O. Box 1461, Minneapolis, MN, 55440.